INFORMATION REQUIRED IN PROXY STATEMENT

                                         SCHEDULE 14A INFORMATION

                             Proxy Statement Pursuant to Section 14(a) of the
                                     Securities Exchange Act of 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[X]  Preliminary Proxy Statement
                     [ ]  Confidential, for Use of the
                          Commission Only (as permitted
                          by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to   240.14a-11(c) or
       240.14a-12

                                         VALLEY NATIONAL BANCORP
                          -----------------------------------------------------
                             (Name of Registrant as Specified in its Charter)

                                         VALLEY NATIONAL BANCORP
                          -----------------------------------------------------
                                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
     14a-6(j)(2).
[ ]  $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.

  1) Title of each class of security to which transaction applies:

      -----------------------------------------------------------

  2) Aggregate number of securities to which transaction applies:

      -----------------------------------------------------------

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      -----------------------------------------------------------

  4)  Proposed maximum aggregate value of transaction:

      -----------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 1)  Amount Previously Paid:

     -----------------------------------------------------------

 2)  Form, Schedule or Registration Statement No.:

     -----------------------------------------------------------

 3)  Filing Party:

     -----------------------------------------------------------

 4)  Date Filed:

     -----------------------------------------------------------

                                             1455 Valley Road
                                         Wayne, New Jersey 07470

                                        -------------------------

                                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                    To Be Held Tuesday, April 2, 1996


                                        -------------------------

      Notice is hereby given that the Annual Meeting of Shareholders of Valley National Bancorp (the "Corporation") will be held at the Radisson Hotel, 690 Route 46 East, Fairfield, New
Jersey, on Tuesday, April 2, 1996 at 3:00 pm. for the purpose of considering and voting upon the following matters:

      1. The election of the 19 persons named in the accompanying Proxy Statement to serve as directors of the Corporation for the ensuing year.

      2.     Approval of an amendment to the Corporation's
Certificate of Incorporation to increase the authorized common stock of the Corporation to 75 million shares as more fully set forth in the Proxy Statement.

      3. Such other business as shall properly come before the Meeting.

      Shareholders of record at the close of business on February 16, 1996 are entitled to notice of and to vote at the meeting. Whether or not you contemplate attending the Meeting, it is suggested that the enclosed proxy be executed and returned to the Corporation. You may revoke your proxy at any time prior to the exercise of the proxy by delivering to the Corporation a later dated proxy or by delivering a written notice of revocation to the Corporation prior to or at the Meeting.


                            By Order of the Board of Directors


                            Gerald H. Lipkin
                            Chairman of the Board


March __, 1996

                                         VALLEY NATIONAL BANCORP
                                             1455 Valley Road
                                         Wayne, New Jersey 07470

                                             PROXY STATEMENT

                                          Dated March ___, 1996

                                   GENERAL PROXY STATEMENT INFORMATION


      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Valley National Bancorp (the "Corporation") of proxies for use at the Annual Meeting of Shareholders of the Corporation to be held at the Radisson Hotel, 690 Route 46 East, Fairfield, New Jersey, on Tuesday, April 2, 1996, at 3:00 p.m. local time. This Proxy Statement is first being mailed to shareholders on approximately March ___, 1996.

Outstanding Securities and Voting Rights

      The record date for determining shareholders entitled to notice of and to vote at the Annual Meeting is February 16, 1996.
Only shareholders of record as of that date will be entitled to notice of, and to vote at, the Annual Meeting.

      On the record date 35,xxx,xxx shares of common stock, no par value, were outstanding and are eligible to be voted at the Annual Meeting. Each share of stock is entitled to one vote.

      All shares represented by valid proxies received pursuant to this solicitation will be voted in favor of the election of the 19 nominees for director who are named in this Proxy Statement and in favor of the proposal to amend the Corporation's Certificate of Incorporation to increase the authorized common stock, unless the shareholder specifies a different choice by means of his proxy or revokes the proxyprior to the time it is exercised. Should any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their discretion unless the shareholder otherwise specifies in the proxy.

      At the meeting, inspectors of election will tabulate both ballots cast by shareholders present and voting in person, and votes cast by proxy. Under applicable state law and the Corporation's certificate of incorporation and bylaws, abstentions and broker non-votes are counted for purposes of establishing a quorum but otherwise do not count. Generally, the approval of a specified percentage of shares voted at a shareholder meeting is required to approve a proposal and thus abstentions and broker non-votes have no effect on the outcome of a vote. At the Annual Meeting, a majority of the shares voted is required to approve the proposal to amend the Corporation's certificate of incorporation, and a plurality of the shares voted is required to elect a director. Where state law or the Corporation's certificate of incorporation or bylaws require that the matter voted upon be approved by a specified percentage of the outstanding shares, then abstentions and broker non-votes have the same effect as negative votes.

Revocability of Proxies

      Any shareholder giving a proxy has the right to attend and vote at the Annual Meeting in person. A proxy may be revoked prior to the Annual Meeting by delivery to the Corporation prior to the Meeting of a later dated proxy or by delivery of a written revocation to Alan D. Eskow, Secretary of the Corporation, at the administrative headquarters of the Corporation, 1455 Valley Road, Wayne, New Jersey 07470, if it is received prior to the Annual Meeting. A proxy may be revoked at the Annual Meeting by filing a later-dated proxy or a written notice of such revocation with the Secretary of the Meeting prior to the voting of such proxy.

Solicitation of Proxies

            This proxy solicitation is being made by the Board of Directors of the Corporation and the cost of the solicitation will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph by officers, directors and employees of the Corporation who will not be specially compensated for such solicitation activities. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons and the Corporation will reimburse such persons for their reasonable expenses incurred in that connection.

                                   PROPOSAL 1 -- ELECTION OF DIRECTORS

                                           DIRECTOR INFORMATION

      The Corporation's by-laws authorize a minimum of 5 and a maximum of 25 directors, but leave the exact number to be fixed by the Board of Directors. The Board has fixed the number of directors at 19.

      It is intended that the proxies solicited by the Board of Directors will be voted for the election of the 19 persons named below (unless the shareholder otherwise directs). If, for any reason, any nominee becomes unavailable for election, the proxies solicited by the Board of Directors will be voted for such substitute nominees as are selected by the Board of Directors unless the Board has reduced its membership prior to the Meeting. The Board has no reason to believe that any of the named nominees is not available or will not serve if elected.

      Each candidate for director has been nominated to serve a one year term until the 1997 Annual Meeting of the Corporation and thereafter until his successor shall have been duly elected and shall have qualified. The following table sets forth the names and ages of the Board's nominees for election, the nominees' position with the Corporation (if any), the principal occupation or employment of each nominee for the past five years and the period during which each nominee has served as a director of the Corporation. The nominee's prior service as a director includes prior service as a director of Valley National Bank (the "Bank") prior to the formation of the holding company.



 Name, Age and Position With            Principal Occupations During           Director
     the Corporation                           Past Five Years                   Since
 ---------------------------    ---------------------------------------------  ---------
Andrew B. Abramson, 42  . . .   President and Chief Executive Officer, The       1994
                                Value Group, Inc. (real estate development
                                and property management firm)

Pamela Bronander, 39  . . . .   Executive Vice President, Scandia Packaging      1993
                                Machinery Co. (designs & builds packaging
                                machinery)

Joseph Coccia, Jr., 66  . . .   Coccia Realty, Inc. (real estate brokers);       1986
                                previously, Coccia Insurance Associates, Inc.
                                (insurance brokers)

Austin C. Drukker, 62 . . . .   President, Press Publications, Inc.              1973
                                (newspaper); adjunct professor, Montclair
                                State College; formerly President-Publisher,
                                The Herald-News (newspaper)

Michael Francis, 51 . . . . .   Chairman and Chief Executive Officer, Planned    1995
                                Building Services, Inc. (cleaning and
                                maintenance company)

Willard L. Hedden, 68 . . . .   Retired, formerly Executive Vice President,      1995
                                Spartan Oil Co. (fuel oil company)

Thomas P. Infusino, 74  . . .   Chairman and Chief Executive Officer,            1973
                                Wakefern  Food Corp. (supermarket
                                distribution centers); also President, Nutley
                                Park ShopRite (supermarket)

Gerald Korde, 52  . . . . . .   President, Birch Lumber Company, Inc.            1989
                                (wholesale and retail lumber distribution
                                company)

Gerald H. Lipkin, 55  . . . .   Chairman and Chief Executive Officer of the      1986
  Chairman and Chief Executive  Corporation and the Bank
  Officer

Joleen Martin, 63 . . . . . .   President and Sole Stockholder, C.P. Test        1995
                                Services, Inc. (valve manufacturing company)

Robert E. McEntee, 63 . . . .   Management Consultant; formerly, President,      1979
                                Russ Berrie and Company, Inc. (marketer of
                                gift items)

William McNear, 72  . . . . .   President and sole owner McNear Excavating       1995
                                Company (excavating company)

Sam P. Pinyuh, 63 . . . . . .   Executive Vice President of the Corporation      1990
  Executive Vice President      and the Bank.

Robert Rachesky, 67 . . . . .   Consultant, Fujicolor Photo Services, Inc.         1982
                                (photo developing and supply company);
				fomerly Chairman, Fujicolor Photo Services, Inc.
                                formerly President, Union Photo Co. (photo
                                developing and supply company)

Barnett Rukin, 55 . . . . . .   Chairman and Chief Executive Officer, Hudson     1991
                                Transit Lines, Inc. (operator of Short Line
                                Bus Company)

Peter Southway, 61  . . . . .   President and Chief Operating Officer of the     1978
  President and Chief           Corporation and the Bank
  Operating Officer

Richard F. Tice, 66 . . . . .   Partner, Tice Farms (farming and real estate)    1982

Leonard Vorcheimer, 53  . . .   Principal, L.J.V. Enterprises (investment        1992
                                concern); formerly Vice President, Kings
                                Supermarkets, Inc.

Joseph L. Vozza, 66 . . . . .   President, Joseph L. Vozza Administrative        1982
                                Services, Inc. (insurance consultant/adminis-
                                trator); formerly President, Joseph L. Vozza
                                Agency, Inc. (insurance broker); and
                                President, Public Entity Risk Management
                                Administration Corp. (administrator of self
                                insurance pools for public entities)

      Consistent with the Corporation's retirement policy, director Robert Marcalus is not standing for election in 1996. Messrs. Hedden and McNear were appointed as directors in July, 1995 in connection with the acquisition of Lakeland First Financial Group, Inc. Mr. Francis and Ms. Martin were appointed as directors in December, 1995.

      Peter Southway is the father of Peter John Southway. Both are executive officers of the Corporation.

Committees of the Board of Directors

      The Board of Directors of the Corporation held 13 meetings during 1995. All the directors of the Corporation also serve as directors of the Bank.

      The Corporation has a standing Audit and Examining Committee. The Committee reviews significant audit and accounting principles, policies and practices, meets with the internal auditors of the Bank, reviews the report of the annual examination of the Corporation conducted by the outside auditors, and reviews examination reports and other reports of federal regulatory agencies. The Committee consists of the following directors: Messrs. Rachesky (Chairman), Drukker, Korde, McEntee, Tice and Vorcheimer. The Committee met five times during 1995.

      The Corporation also maintains standing Nominating and Personnel and Compensation committees. The Personnel and Compensation Committee (the "Committee") sets general compensation levels for all officers and employees and sets specific compensation for executive officers. The Committee also administers the Long-Term Incentive Plan and makes awards thereunder. The Committee, which met six times in 1995, consists of Messrs. McEntee (Chairman), Marcalus (Vice Chairman), Drukker, Korde and Rachesky.

      The Nominating Committee is responsible for nominating directors to serve on the board of directors of the Corporation and the Bank. The Committee consists of Messrs. Infusino
(chairman), Coccia, Drukker, Korde, Lipkin, Marcalus, Rabinowitz and Rachesky. The Committee met three times during 1995.

      During 1995 each director attended at least 75% or more of the meetings of the Board of Directors of the Corporation and of each committee of the Board on which he or she served, except Mr.
Tice, who attended 74% of such meetings.

                          STOCK OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL SHAREHOLDERS

      The following table sets forth information concerning the beneficial ownership of the Corporation's common stock, without par value, as of January 31, 1996, by each director, by each executive officer of the Corporation for whom individual information is required to be set forth in this Proxy Statement (the "Named Officers") under rules of the Securities and Exchange Commission (the "SEC"), and by directors and all executive officers as a group. The Corporation knows of no person or group which beneficially owns 5% or more of the Corporation's common stock.


                                              Number of Shares
                                             Beneficially Owned      Percent of
           Name of Beneficial Owner                  <F1>            Class <F2>
    -------------------------------------    ------------------      ----------

    Directors and Named Officers:

    Andrew B. Abramson  . . . . . . . . .          49,169<F3>             0.14%

    Pamela Bronander  . . . . . . . . . .           4,901<F4>             0.01

    Joseph Coccia, Jr . . . . . . . . . .         178,960<F5>             0.50

    Austin C. Drukker . . . . . . . . . .          65,856<F6>             0.18

    Michael Francis . . . . . . . . . . .          29,440<F7>             0.08

    Willard L. Hedden . . . . . . . . . .          37,245                 0.10

    Thomas P. Infusino  . . . . . . . . .         141,926<F8>             0.40

    Gerald Korde  . . . . . . . . . . . .         609,541<F9>             1.70

    Gerald H. Lipkin  . . . . . . . . . .         165,395<F10>            0.46

    Alan Lipsky . . . . . . . . . . . . .          25,793<F11>            0.07

    Robert L. Marcalus  . . . . . . . . .         291,837<F12>            0.81

    Joleen Martin . . . . . . . . . . . .          79,264<F13>            0.22

    Robert E. McEntee . . . . . . . . . .          36,604<F14>            0.10

    William McNear  . . . . . . . . . . .         135,749<F15>            0.38

    Sam P. Pinyuh . . . . . . . . . . . .          54,909<F16>            0.15

    Robert Rachesky . . . . . . . . . . .         176,013<F17>            0.49

    Barnett Rukin . . . . . . . . . . . .          13,723<F18>            0.04

    Peter Southway  . . . . . . . . . . .         130,305<F19>            0.36

    Peter John Southway . . . . . . . . .          23,880<F20>            0.07

    Richard F. Tice . . . . . . . . . . .         123,100<F21>            0.34

    Leonard Vorcheimer  . . . . . . . . .          21,165                 0.07

    Joseph L. Vozza . . . . . . . . . . .          28,837<F22>            0.08

    Directors and Executive Officers as a
    group (28 persons)  . . . . . . . . .       2,471,318<F23>            6.88%


          NOTES


          <F1>   Beneficially owned shares include shares over which the
                 named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person and (iii) by other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person.

          <F2>   The number of shares of common stock used in calculating
                 the percentage of the class owned includes 35,713,374 shares of common stock outstanding as of January 31, 1996, and 196,396 shares purchasable pursuant to options exercisable within 60 days of January 31, 1996.

          <F3>   This total includes 1,811 shares held by Mr. Abramson's
                 wife, 3,687 shares held by his wife in trust for his children, and 15,849 shares held by two family trusts for which Mr. Abramson is trustee.

          <F4>   This total includes 562 shares held in custody for
                 children and 2,338 shares held by a trust for which Ms. Bronander is co-trustee.

          <F5>   This total includes 163,324 shares held by Mr. Coccia
                 jointly with his wife, 10,507 shares held by a family foundation and 5,129 shares held by his wife.

          <F6>   This total includes 13,067 shares held by a trust for
                 which Mr. Drukker is a trustee and of which he is a beneficiary, 462 shares in trust for his children and 2,257 shares held by a family foundation.

          <F7>   This total includes 5,109 shares held in a self-directed
                 Keogh in the name of Mr. Francis and 856 shares held in a self-directed IRA.

          <F8>   This total includes 16,273 shares held in the name of Mr.
                 Infusino's wife.

          <F9>   This total includes 93,446 shares held in the name of Mr.
                 Korde's wife, 18,366 shares held jointly with his wife, 186,349 shares held by his wife as custodian for his children, 90,629 shares held by a trust for which Mr. Korde is a trustee and 57,326 shares held by a profit sharing plan which Mr. Korde controls.

          <F10>  This total includes 31,252 shares held in the name of Mr.
                 Lipkin's wife, 2,667 shares held jointly with his wife, 3,202 shares held jointly with his brother, 5,422 shares held by self-directed IRA plans in which Mr. Lipkin and his wife are beneficiaries and 3,915 shares held by a family foundation. This total also includes Mr. Lipkin's 16,582 restricted shares and 34,791 shares purchasable pursuant to options exercisable within 60 days, but not the 35,678 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of January 31, 1996.

          <F11>  This total includes 279 shares owned by Mr. Lipsky's wife and 1,277 shares held by his wife in a self-directed IRA. This total also includes Mr. Lipsky's 300 restricted shares and 2,484 shares purchasable pursuant to options exercisable within 60 days, but not the 2,000 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of January 31, 1996.

          <F12>  This total includes 54,255 shares held in the name of Mr.
                 Marcalus' wife and 140,765 shares held by a corporation which Mr. Marcalus controls and to which he is a major stockholder. Mr. Marcalus disclaims beneficial ownership of his wife's shares.

          <F13>  This total includes 39,548 shares held by Ms. Martin jointly with her husband and 9,316 held by her husband.

          <F14>  This total includes 34,576 shares held jointly with Mr.
                 McEntee's wife and 2,028 shares held by Mr. McEntee in a self-directed Keogh plan.

          <F15>  This total includes 94,145 shares held jointly with Mr.
                 McNear's wife.

          <F16>  This total includes 13,340 shares held jointly with Mr.
                 Pinyuh's wife, 1,800 shares held in a family foundation, 2,657 restricted shares and 9,738 shares purchasable pursuant to options exercisable within 60 days, but not the 12,546 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of January 31, 1996.

          <F17>  This total includes 6,820 shares held by Mr. Rachesky's wife, 11,798 shares held by self-directed IRA plan, 12,840 shares held in a self-directed IRA by his wife and 144,555 shares held by an annuity trust for which Mr. Rachesky is co-trustee.

          <F18>  This total includes 5,843 shares held by Mr. Rukin's wife as custodian for their children, 1,744 shares held by a private foundation of which Mr. Rukin is an officer and 100 shares for a pension in which Mr. Rukin is a trustee.

          <F19>  This total includes 7,834 shares held in the name of Mr.
                 Southway's wife, 2,500 shares held in a family foundation and 2,459 shares held in self directed IRA plans. This total also includes Mr. Southway's 11,673 restricted shares and 35,735 shares purchasable pursuant to options exercisable within 60 days, but not the 25,251 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of January 31, 1996.

          <F20>  This total includes 426 shares held by Mr. Southway as custodian for his child, 3,190 restricted shares and 15,439 shares purchasable pursuant to stock options exercisable within 60 days, but not the 11,621 shares potentially available in the future by exercise of his stock options exercisable within 60 days of January 31, 1996.

          <F21>  This total includes 38,048 shares held jointly with Mr.
                 Tice's wife and 23,100 shares owned by a partnership of which Mr. Tice is a general partner.

          <F22>  This total includes 3,150 shares held by a family
                 foundation.

          <F23>  This total includes 47,706 shares owned by six executive officers who are not directors or Named Officers, which total includes 8,326 restricted shares and 15,276 shares purchasable pursuant to options exercisable within 60 days. The total does not include shares held by the Bank's trust department over which the Bank may have the right to exercise voting or investment discretion. Since some directors serve on the Bank's trust committee or as trustees of its pension plan, it may be argued that such directors have beneficial ownership of such shares. However, the directors disclaim beneficial ownership of such shares.



                                EXECUTIVE COMPENSATION

          General

                Executive compensation is described below in the tabular format mandated by the SEC. The letters in parentheses under each column heading are the letters designated by the SEC for such columns, and are provided to make inter-company comparisons easier. The absence of any column designated by the SEC means that no compensation was paid or earned which would be required to be described in such column.

          Summary Compensation Table

                The following table summarizes all compensation earned in the past three years for services performed in all capacities for the Corporation and its subsidiaries with respect to the Named Officers.


                                                  SUMMARY COMPENSATION TABLE

                                                                     Long Term Compensation
                                                                  -------------------------
                                          Annual Compensation                Awards
                                   -----------------------------------------------------------
               (a)               (b)        (c)          (d)           (f)            (g)             (i)
                                                                   Restricted     Securities
                                                                      Stock       Underlying     All Other
       Name and Principal                                           Awards(s)      Options/   Compensation
             Position            Year    Salary($)    Bonus($)       <F1>($)      SARs<F2>(#)    <F3>($)
       ------------------        ----    ---------    --------     ----------     ----------  ------------
   Gerald H. Lipkin,             1995     421,500      260,000       130,620        15,749          34,490
   CEO of the                    1994     410,000      315,000       143,110        17,325           9,240
   Corporation                   1993     390,000      325,000       143,093        22,737           7,075


   Peter Southway,               1995     368,600      200,000        91,434        10,499           9,240
   President of the              1994     368,000      241,000       100,177        11,550           9,240
   Corporation                   1993     350,000      250,000       105,437        15,881           7,075

   Sam P. Pinyuh,                1995     205,000      40,000           -            5,249           9,240
   Executive Vice                1994     200,000      62,000        28,622          5,486           5,538
   President of the              1993     190,000      65,000        30,125          7,218           5,340
   Corporation

   Peter John Southway,          1995     150,000      40,000        48,000          5,000           9,240
   First Senior Vice             1994     135,000      35,000         9,900          3,150           3,894
   President of the Bank         1993     125,000      35,000        12,750          3,465           3,750

   Alan Lipsky, First Senior     1995     157,500      15,000         7,200          2,000           9,240
   Vice President of the Bank    1994     157,500      10,000           -              -               -
                                 1993        -            -             -              -               -



          NOTES:


          <F1>   All restrictions on restricted stock awards lapse at the
                 rate of 20% per year commencing with the first anniversary from the date of grant. Dividends are credited on restricted stock at the same time and in the same amount as dividends paid to all other common shareholders. Credited dividends are accumulated and are subject to the same restrictions as the underlying restricted stock. The restricted stock awards are made pursuant to the Valley National Bancorp Long-Term Stock Incentive Plan (the "Plan"). Upon a "change in control" as defined in the Plan, all restrictions on shares of restricted stock will lapse. Under the Plan, a "change in control" is defined to mean any of the following events: (i) when the Corporation or a Subsidiary (as defined in the Plan) acquires actual knowledge that any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than an affiliate of the Corporation or a Subsidiary or an employee benefit plan established or maintained by the Corporation, a Subsidiary or any of their respective affiliates, is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly of securities of the Corporation representing more than twenty-five percent (25%) of the combined voting power of the Corporation's then outstanding securities (a "Control Person"), (ii) upon the first purchase of the Corporation's common stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Corporation, a Subsidiary or an employee benefit plan established or maintained by the Corporation, a Subsidiary or any of their respective affiliates), (iii) upon the approval by the Corporation's stockholders of (A) a merger or consolidation of the Corporation with or into another corporation (other than a merger or consolidation which is approved by at least two-thirds of the Continuing Directors (as hereinafter defined) or the definitive agreement for which provides that at least two-thirds of the directors of the surviving or resulting corporation immediately after the transaction are Continuing Directors (in either case, a "Non-Control Transaction")), (B) a sale or disposition of all or substantially all of the Corporation's assets or (C) a plan of liquidation or dissolution of the Corporation, (iv) if during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board (the "Continuing Directors") cease for any reason to constitute at least two-thirds thereof or, following a Non-Control Transaction, two-thirds of the board of directors of the surviving or resulting corporation; provided that any individual whose election or nomination for election as a member of the Board (or, following a Non-Control Transaction, the board of directors of the surviving or resulting corporation) was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director, or (v) upon a sale of (A) common stock of the Bank if after such sale any person (as such term is used in Section 13(d) and 14(d) (2) of the Exchange Act) other than the Corporation, an employee benefit plan established or maintained by the Corporation or a Subsidiary, or an affiliate of the Corporation or a Subsidiary, owns a majority of the Bank's common stock or (B) all or substantially all of the Bank's assets (other than in the ordinary course of business).
                 No person shall be considered a Control Person for purposes of clause (i) above if (A) such person is or becomes the beneficial owner, directly or indirectly, of more than ten percent (10%) but less than twenty-five percent (25%) of the combined voting power of the Corporation's then outstanding securities if the acquisition of all voting securities in excess of ten percent (10%) was approved in advance by a majority of the Continuing Directors then in office or (B) such person acquires in excess of ten percent (10%) of the combined voting power of the Corporation's then outstanding voting securities in violation of law and by order of a court of competent jurisdiction, settlement or otherwise, disposes or is required to dispose of all securities acquired in violation of law.

                 For Mr. Lipkin, this represents awards of 15,749 shares in 1995, 5,775 shares in 1994 and 6,857 shares in 1993. As of December 31, 1995, Mr. Lipkin held an aggregate of 16,583 shares of restricted stock with a value of $414,575. For Mr. Peter Southway, this represents awards of 10,499 shares in 1995, 4,042 shares in 1994 and 5,052 shares in 1993. As of December 31, 1995, Mr. Peter Southway held an aggregate of 11,674 shares of restricted stock with a value of $291,850. For Mr. Pinyuh, this represents awards of 5,249 shares in 1995, 1,155 shares in 1994 and 1,443 shares in 1993. As of December 31, 1995, Mr. Pinyuh held an aggregate of 2,656 shares of restricted stock with a value of $66,400. For Mr. Peter John Southway, this represents awards of 5,000 shares in 1995, 420 shares in 1994 and 577 shares in 1993. As of December 31, 1995, Mr. Peter John Southway held an aggregate of 3,189 shares of restricted stock with a value of $79,725. For Mr. Lipsky, this represents awards of 2,000 shares in 1995. As of December 31, 1995, Mr. Lipsky held an aggregate of 300 shares of restricted stock with a value of $7,500. All values in this footnote are calculated using the stock price on December 31, 1995.

          <F2>   The amounts listed represent options granted to the Named
                 Officers in the form of qualified incentive stock options or nonqualified stock options (but in either event granted at the fair market value on the date of grant). Upon a "change in control" as defined in the Plan (see footnote 1 above), all options become immediately and fully exercisable for a period of 60 days. For 1995, 5,250 of the options granted to Mr. Lipkin, 3,500 of the options granted to Mr. Peter Southway, and 1,750 of the options granted to Mr. Pinyuh had tandem stock appreciation rights ("SARs"). As to those options/SARs, the executive will have the choice of exercising the option for stock or obtaining the cash value of the option on the exercise date. No other SARs have been granted by the Corporation since 1989.

          <F3>   All amounts shown in this column reflect employer
                 contributions to a 401(k) plan on behalf of the Named Officer, except that $25,250 of the amount shown for Mr. Lipkin in 1995 represents the cost to the Corporation of Mr. Lipkin's $1,000,000 split dollar life insurance plan.


          Option Grants in 1995

                The following table shows the options granted to Named Officers in 1995, and their potential value at the end of the option term, assuming certain levels of appreciation of the Corporation's common stock. As noted in footnote (2) to the preceding table, certain options have been granted in tandem with SARs.


                                             OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                                      Potential
                                                                                  Realizable Value
                                                                                  at Assumed Annual
                                                                                   Rates of Stock
                                                                                        Price
                                                                                  Appreciation for
                                Individual Grants                                  Option Term <F1>
     ------------------------------------------------------------------------    -------------------

             (a)               (b)           (c)         (d)         (e)            (f)      (g)
                                         Percent of
                            Number of       Total
                           Securities   Options/SARs  Exercise
                           Underlying    Granted to    or Base
                          Options/SARs  Employees in    Price    Expiration
             Name         Granted (#)    Fiscal Year   (#/Sh)        Date          5%($)   10%($)
             ____         ____________   ___________   _______   __________       _______  _______

     Gerald H. Lipkin       15,749<F2>      17.9%       24.88     2/15/2005      246,423  624,484

     Peter Southway         10,499<F2>      11.9%       24.88     2/15/2005      164,277  416,310

     Sam P. Pinyuh           5,249<F2>       6.0%       24.88     2/15/2005       82,131  208,135

     Peter John Southway     5,000<F2>       5.7%       24.00    11/08/2005       75,467  191,249

     Alan Lipsky             2,000<F2>       2.3%       24.00    11/08/2005       30,187   76,500



          NOTE:


          <F1>   The dollar amounts under these columns are the result of
                 calculations at the 5% and the 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Corporation's common stock price. Based upon 35,782,308 common shares outstanding as of December 31, 1995, all shareholders as a group would receive future appreciation of $559,582,531 with 5% growth, and $1,425,694,589 with 10% growth, over a 10-year period.

          <F2>   These options become exercisable at the rate of 20% per
                 year beginning February 28, 1996 as to Messrs. Lipkin, Southway and Pinyuh and November 15, 1996 as to Peter John Southway and Alan Lipsky.


          Aggregated Option Exercises in 1995 and Year-End Option Values

                The following table shows the options exercised by Named Officers in 1995, the number of options/SARs remaining unexercised at year-end, and the value of unexercised in-the-money options/SARs at year end.


                                         AGGREGATED OPTION/SAR EXERCISES IN
                                    LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                      Number of Securities   Value of Unexercised In-
                                                     Underlying Unexercised  the-Money Options/SARs at
                            Shares                 Options/SARs at FY-End (#)          FY-End ($)
                          Acquired on     Value
             Name         Exercise(#)  Realized ($) Exercisable/Unexercisable Exercisable/Unexercisable
             ----         -----------  ------------ ------------------------- -------------------------
             (a)              (b)          (c)                (d)                        (e)

   Gerald H. Lipkin            15,840      223,079             19,554/51,915          118,485/158,012

   Peter Southway               8,832      125,915             23,055/37,931          202,486/139,423

   Sam P. Pinyuh               20,221      239,020              3,984/18,300            12,193/67,814

   Peter John Southway            749       12,912             15,439/11,621           180,419/32,334

   Alan Lipsky                    -0-          -0-               2,366/2,000             19,848/2,000


          Pension Plans

                Bank Pension Plan. The Bank maintains a non-contributory, defined benefit pension plan (the "Pension Plan") for all eligible employees. The annual retirement benefit under the Pension Plan is (i) 0.85 of 1% of the employee's average final compensation up to the employee's average social security wage base plus (ii) 1.15% of the employee's average final compensation in excess of the employee's average social security wage base,
          (iii) multiplied by the years of credited service (to a maximum of 35 years). Employees who were participants in the Pension Plan on December 31, 1988, are entitled to the higher of the foregoing or their accrued benefit as of December 31, 1988 under the terms of the plan then in effect. An employee's "average final compensation" is the employee's highest 5 year average of the employee's annual salary (excluding bonuses, overtime pay and other special pay), i.e., the amount listed as "Salary" in the Summary Compensation Table, subject to an annual compensation limit of $150,000, received during the last 10 years of employment.

                The following table shows the estimated annual retirement benefits from the pension plan, assuming retirement at age 65 and a straight life annuity benefit, for the compensation levels and years of credited service shown. Amounts shown reflect the $150,000 limit on compensation and the $120,000 maximum benefit payable and represent the benefits that could be paid from the qualified trust during 1995. These limits are subject to annual cost of living increases. An employee may receive benefits greater than those shown in the table below if (a) his accrued benefit as of December 31, 1988 under the terms of the pre-1989 Plan is higher, (b) his accrued benefit as of December 31, 1993 (based on the compensation limits in effect before 1994) is higher or (c) he is a participant in the Benefit Equalization Plan described below.

                                            PENSION PLAN TABLE

                                             Years of Service
                      -------------------------------------------------

      Average Final            15         20         25        30        35
      -------------            --         --         --        --        --
      Compensation
      ------------

      $  25,000             $ 3,188   $  4,250   $  5,313  $  6,375  $  7,438

      $  50,000             $ 7,459   $  9,945   $ 12,431  $ 14,917  $ 17,403

      $ 100,000             $16,084   $ 21,445   $ 26,806  $ 32,167  $ 37,528

      $ 150,000 and higher  $24,709   $ 32,945   $ 41,181  $ 49,417  $ 57,653


                Benefit Equalization Plan. Effective January 1, 1989, the Bank adopted a Benefit Equalization Plan which provides retirement benefits in excess of the amounts payable from the Pension Plan for certain highly compensated officers. Benefits are determined as (a) minus (b) as follows: (a) the benefit calculated under the Pension Plan formula in effect prior to January 1, 1989 and without regard to the limits on recognized compensation and maximum benefits payable from a qualified deferred benefit plan, minus (b) the individual's Pension Plan benefit. In general, officers of the Corporation who are members of the Pension Plan and who receive annual compensation in excess of $145,000 are eligible to participate in the Benefit Equalization Plan. The Personnel and Compensation Committee of the Board of Directors has the authority to determine, in its discretion, which eligible officers will participate in the Benefit Equalization Plan. Effective January 1, 1989, Gerald Lipkin, Peter Southway and Sam Pinyuh became participants in the Benefit Equalization Plan. No other officers presently participate.

                The following table shows the estimated annual retirement benefits from the Benefit Equalization Plan and qualified Pension Plan combined, assuming retirement at age 65 in 1995 and a straight life annuity benefit, for the compensation levels and years of credited service shown. The chart is calculated using the average social security wage base and social security benefits in effect during 1995.


                                       Years of Credited Service

                    -------------------------------------------------
    Average
    Final
    Compensation     15        20       25        30        35        40
    ------------     --        --       --        --        --        --
    $150,000      $26,302  $ 35,069  $ 43,836  $ 52,603  $ 61,370  $ 70,138
    $200,000      $35,677  $ 47,569  $ 59,461  $ 71,353  $ 83,245  $ 95,138
    $250,000      $45,052  $ 60,069  $ 75,086  $ 90,103  $105,120  $120,138
    $300,000      $54,427  $ 72,569  $ 90,711  $108,853  $126,995  $145,138
    $350,000      $63,802  $ 85,069  $106,336  $127,603  $148,870  $170,138
    $400,000      $73,177  $ 97,569  $121,961  $146,353  $170,745  $195,138
    $450,000      $82,552  $110,069  $137,586  $165,103  $192,620  $220,138
    $500,000      $91,927  $122,569  $153,211  $183,853  $214,495  $245,138


                  Gerald Lipkin, Peter Southway, Sam Pinyuh, Peter John Southway and Alan Lipsky have approximately 20, 36, 27, 17 and
          17 years of credited service, respectively, under the Pension Plan (and with respect to the Benefit Equalization Plan for those officers who participate in it) as of January 1, 1996, and, at age 65, would have 29.1, 40.3, 28.4, 46.1 and 20.5 years of credited service, respectively. (However, the maximum currently is 40 years of credited service.) In 1995 the following persons received the compensation shown below for purposes of determining their retirement benefits under the Pension Plan (and with respect to the Benefit Equalization Plan for those officers who participate in it): Gerald Lipkin $421,500; Peter Southway $368,600; Sam Pinyuh $205,000; Peter John Southway $150,000; and Alan Lipsky $157,500. Except as contained in the description of the plan formulas above, the benefits listed in the tables are not subject to any deduction for social security or other offset amounts.

          Employment Contracts and Termination of
          Employment and Change of Control Arrangements


                On August 17, 1994, the Corporation and the Bank entered into severance agreements (the "Severance Agreements"), with Gerald Lipkin, Peter Southway and Sam Pinyuh. The Severance Agreements provide that in the event the Executive is terminated without cause, he will be entitled to a lump sum payment equal to 12 months of his annual salary at the time of termination, plus a fraction of the bonus paid to the Executive in the previous year, where such fraction is the number of months of the current year during which the Executive served before being terminated, divided by 12. All three executives also receive health and dental benefits through age 65. With respect to Mr. Lipkin, who is younger than the other two executives, his Severance Agreement provides additional payments in the event of his death or disability. Commencing at age 57, a minimum retirement benefit of $150,000 per year is provided to Mr. Lipkin in the form of a joint and two-thirds survivor annuity.

                As of January 1, 1995, the Corporation and the Bank entered into change-in-control agreements with Gerald Lipkin, Peter Southway and Sam Pinyuh. The change-in-control agreements generally provide employment protection to the covered Executives for a three year period following any change-of-control (as defined in the Agreement). If the Executive is terminated without cause, or if he resigns for good reason (as defined) the Executive receives a lump sum equal to 2.99 times the highest annual compensation paid to the Executive during any calendar year in the three calendar years immediately preceding the change-in-control, plus continuation of the Executive's health, hospitalization and medical insurance during the remainder of the three year period. The change-in-control payments and benefits to the Executive may not exceed the limitations imposed upon parachute payments under the Internal Revenue Code, which limit all payments contingent on a change in control to an amount not to exceed three times the Executive's average taxable wage compensation in the five years prior to a change-in-control. These "tax cut back" provisions generally will cause the benefits to the Executive to be substantially reduced from those set forth above.

                As of January 1, 1995, the Corporation and the Bank also entered into change-in-control agreements with all First Senior Vice Presidents and Senior Vice Presidents who have at least three years of continuous service with the Bank. These agreements are substantially identical to the change-in-control agreements entered into with Messrs. Lipkin, Southway and Pinyuh, except with respect to the lump sum payments. Generally, First Senior Vice Presidents with six years or more of service are entitled to a lump sum payment equal to two years salary plus a pro rata bonus and continuation of medical, dental and life insurance benefits. The lump sum is reduced to one year of base salary and a pro rata bonus for officers with between three years and six years of service. Similarly, Senior Vice Presidents with six years or more of service are entitled to one year of base salary and a pro rata bonus, and the lump sum is six months and a pro rata bonus for Senior Vice Presidents with between three and six years of service. Pursuant to this policy, as of January 1, 1995, the Corporation and the Bank entered into a change-in-control agreement with Peter John Southway, which provides for a lump sum severance payment in the event of a termination of employment without cause or a resignation for good reason in the three-year period after a change-in-control equal to two years of salary, plus pro rata bonus and the continuation of medical, dental and life insurance benefits.

                All change-in-control agreements are for a fixed term (five years with respect to the top three officers and two years with respect to other officers), but provide for automatic annual extensions unless the Corporation takes specific action to halt the renewal.

                The Corporation's Long Term Stock Incentive Plan (the "Plan") provides that upon a "change in control" (as defined in the Plan) all restrictions on shares of restricted stock granted under the Plan will lapse and all outstanding options under the Plan will, for a period of 60 days, become immediately and fully exercisable. The value of such accelerated vesting will be considered a parachute payment.

                As of July 7, 1995, the Corporation and Mr. Lipkin entered into a split dollar life insurance arrangement. Under the arrangement, the Corporation agreed to pay the annual premiums necessary to fund a $1,000,000 second-to-die life insurance policy on the lives of Mr. Lipkin and his wife. When the policy is fully paid, or from the death benefits thereunder, the Corporation will be repaid all of its premium payments made by it (without interest). In return, in an agreement as of that date, Mr. Lipkin waived all rights he has to group term policies under the Corporation's benefit policies or otherwise. The split dollar policy is anticipated to require annual premium payments by the Corporation of $25,250 for 11 years, although the amount and duration of the premiums depends on the dividends paid by the insurance company. The Corporation has also agreed that it will pay the premiums, regardless of whether Mr. Lipkin continues to be employed by the Corporation.

                Except as indicated above, neither the Corporation nor the Bank has any employment contracts with any of the Named Officers.

          Director Compensation Arrangements

                The Corporation pays its directors a $5,000 annual retainer, plus fees of $250 per board meeting attended, $1,000 for each audit committee meeting and $500 for each other committee meeting attended. Bank directors fees consist of: an annual retainer of $5,000, plus $500 for each meeting of the Board attended, $750 for each executive committee meeting attended and $500 for each other committee meeting attended. Directors of the Corporation and the Bank who are salaried officers do not receive directors fees or retainers. The Chairmen of the Personnel and Compensation Committee, the Audit Committee and the Compliance Committee, currently Messrs. McEntee, Rachesky and Drukker, respectively, each receive an additional retainer of $5,000 per year. The Vice Chairman of the Personnel and Compensation Committee, receives an additional retainer of $2,500 per year.

                In November 1992, the Corporation instituted a retirement plan for eligible non-employee directors of the Corporation and/or the Bank with a minimum of 10 years of service. The plan provides for benefits which commence after the non-employee director has retired from the Board and reached the age of 65. The benefits terminate in 10 years or earlier upon death of the non-employee director. The annual benefit is a percentage of the annual Bank and Corporation retainer paid to the director at the time of retirement, as follows: 10-14 years of service (50%); 15-19 years of service (75%); 20 or more years of service (100%).


	  Section 16 Compliance

	       As required by the SEC rules under Section 16 of the Exchange Act, the Corporation notes that Austin C. Drukker filed an untimely report on Form 4, the report used when there is a change in an insider's stock ownership.


               PERSONNEL AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE
                                     COMPENSATION

                The following is a preliminary draft of the report prepared by the Personnel and Compensation Committee of the Corporation and is subject to further review and revision by the Personnel and Compensation Committee.

                The following report was prepared by the Personnel and Compensation Committee of the Corporation regarding executive compensation policy and its relation to the Corporation's performance.

          COMPENSATION REVIEW PROCESS

                The Personnel and Compensation Committee of the Board of Directors (the "Committee"), consisting entirely of independent outside directors, is responsible for establishing and overseeing policies governing annual and long-term compensation programs for officers named in the compensation tables shown above and other executive officers of the Corporation.

                The Committee used an independent compensation consulting firm to assist in its deliberations. The Committee has sought the consultant's guidance in maintaining levels of executive compensation that are consistent with banks that are similarly situated in terms of business and labor market of competition (the compensation peer group).

                With this outside, independent assistance, the Committee evaluates salaries, annual performance goals, awards under annual incentive plans and administers the Long-Term Stock Incentive Plan.

                When the Committee's actions relate to officers who also are directors, the Board of Directors (exclusive of the officer-directors) reviews the recommendations of the Committee and approves final compensation arrangements.

          COMPENSATION STRATEGY

                The objective of the Corporation's executive compensation program is to align compensation with business strategy and the continued enhancement of shareholder value through stock price growth and dividends.

                A total compensation approach to determining appropriate compensation levels for executive officers has been adopted by the Committee. Target total compensation levels (consisting of annual base salary, and annual and long-term incentive award opportunities, including stock options and restricted stock) are established at the beginning of each year. These targets take into consideration the Corporation's performance relative to its compensation peer group and total compensation opportunities for the peer group. Under this total compensation approach, an increasing amount of the executive total compensation mix is based on pay-for-performance targets and performance compared to peers.

                The organizations used for the purpose of developing compensation targets are based on labor market competition as well as business competition. These organizations may differ from the banking organizations included in the industry group used in the Performance Graph of stock growth and dividend reinvestments shown below.

                Target total compensation is determined through a statistical process that builds a model of peer group compensation relative to asset size and performance. The peer group modeling process provides an objective basis to identify those performance measures best related to compensation in the peer companies. These performance measures can vary from year to year based on the statistical results and may include earnings growth, return on assets and return on equity.

                The Corporation's size and performance results are factored into the peer group model to identify appropriate target total compensation opportunities for the Corporation's executives. As a result, when performance objectives are exceeded, executives have an opportunity to realize compensation above their target total compensation levels. When performance objectives are not met, the total compensation paid is lower than target.

                Specific compensation program components are discussed below.

          BASE SALARY

                Base salary levels are determined each year, in part, by considering the labor market levels of compensation paid to executives of comparable banking organizations. Labor market values are established by the peer group banking organization modeling process described above and supplemented by the average results of an analysis of published compensation surveys of similar size organizations in the banking industry to reflect broader industry trends.

                The labor market values are used to create salary ranges. Individual executive salaries are determined relative to the ranges on the basis of a subjective assessment of each executive's contribution to the bank's success as well as the level of knowledge and experience each executive brings to the job.

          ANNUAL INCENTIVE PLAN

                Consistent with the goals of continued financial strength and shareholder value creation for 1995, annual incentive awards were based on a combination of achieving or exceeding corporate objectives for return on assets and return on average equity, and individual performance of participating officers.

                The annual incentive plan has minimum performance requirements, below which no bonuses may be awarded. Targets for minimum return on average equity and return on average assets before extraordinary items are determined each year at the beginning of the annual incentive plan year.

                Each year target annual incentive opportunities for executives are established using the data from the peer group, again, supplemented by the results of the analysis of published surveys of compensation in the banking industry and internal relationships. The Committee adopted a policy of setting target opportunities near the average of those available in the competitive market place. Target awards range up to 60% of base salary.

                Actual annual incentive awards are determined through a performance measurement process relative to achievement of the Corporation goals and individual performance objectives. Corporate performance accounts for 75% of each participant's target award. Individual performance achievement measures are both objective (e.g., pre-determined goals) and subjective (e.g., Board assessment of the executive's leadership and management of resources). In addition, the Committee can, at its discretion, adjust individual awards by plus or minus 20%. As a result, actual awards can range from 0% to 115% of an executives's base salary depending on Corporation and individual performance.

          LONG-TERM INCENTIVE PLAN

                Long-term incentive awards may be granted in the form of stock options (qualified incentive stock options or non-qualified stock options), stock appreciation rights and/or restricted stock. The purpose of these awards is to align executive long-term compensation opportunities with the realization of stock price growth and dividends for shareholders.

                The number of stock options and restricted stock awards are determined on an annual basis using the target long-term incentive award opportunity as a guide. This is initially determined as the difference between the target total compensation opportunity and the sum of the executives's base salary and target annual incentive award opportunity. A combination of restricted stock and stock options are then awarded up to the target long-term incentive award opportunity on a subjective basis, taking into account the Corporation's performance, competitive practices, and individual performance. Previous stock option and restricted stock awards also may be considered by the Committee and the Board, at its discretion, in determining the number of stock option and restricted shares to be granted.

          COMPENSATION OF THE CHIEF EXECUTIVE OFFICER AND OTHER NAMED EXECUTIVE OFFICERS

                 In 1995, Mr. Lipkin was granted a 2.8% salary increase, bringing his base salary level to $421,500. This salary increase recognizes Mr. Lipkin's contribution to the Corporation's success, the level of knowledge and experience he brings to the job of Chairman and Chief Executive Officer, and the labor market levels of compensation paid to Chief Executive Officers of comparable banking organizations. Additionally, Mr. Lipkin led the Corporation in achieving annual objectives.

                 Salary increases for the other named executive officers ranged from 0% to 11.1% of their base salaries and reflected their contributions to the growth of the Bank and experience and skill levels as well as the movement of salaries in competitive labor markets.

                 The 1995 base salary levels were determined in accordance with the Corporation's policy as described in "Base Salary" above.

                 In 1995, the Corporation's performance met targeted levels and approved goals. Mr. Lipkin contributed to this success by developing the Corporation management team, improving the Corporation's financial strength, and expanding market share. As a result of these contributions, Mr. Lipkin's annual incentive award was therefore 62% of his base salary.

                 For the other named executive officers, the 1995 annual incentive awards averaged 27% of their 1995 salaries. Awards ranged from 10% to 54% of individual other named executive salaries, reflecting differences in business unit results and organization level.

                 1995 annual incentive awards were determined in accordance with the Corporation's policy as described in "Annual Incentive Plan" above.

                 As part of the total compensation program, in 1995 Mr. Lipkin was awarded a qualified incentive stock option for 15,749 shares at $24.88 per share and a restricted stock award of 5,250 shares of the Corporation's common stock at $24.88 per share.
          The stock options become exercisable and the restricted stock can be earned at the rate of 20% per year starting with the first anniversary from the date of grant. Mr. Lipkin's opportunity to receive value from those awards is contingent on the growth of the Corporation's stock price and the payment of dividends over the vesting period of the awards.

                 During 1995, other executive officers named in the compensation tables received qualified incentive stock option grants totaling 22,748 shares at an average grant price of $24.61 per share, and restricted stock awards totaled 5,250 shares at an average price grant of $24.54 per share. All of these shares were granted at the market value on the date of grant. All of the factors relating to exercise of options and earn-out of restricted stock noted above for Mr. Lipkin apply to these stock awards.

                 The long-term incentive awards to executive officers in 1995 were made in accordance with the total target compensation approach described under "Long-Term Incentive Plan" above. In addition, previous stock options and restricted stock awards were considered in making these awards.

          DEDUCTIBILITY OF COMPENSATION

                 As part of the 1993 Omnibus Budget Reconciliation Act ("OBRA '93") under Section 162(m) of the Internal Revenue Code for taxable years beginning on or after January 1, 1994, companies are subject to limits on the deductibility of executive compensation. OBRA' 93 limits deductibile compensation for the active named executive officers to $1 million per year. Certain forms of compensation are exempt from this deductibility limit, primarily performance-based compensation which has been approved by shareholders.

                 Based on its 1996 salaries, annual incentive awards, stock option and restricted stock awards, the Corporation does not expect any of its active named executive officers to exceed the $1 million deductibility threshold during the 1996 taxable year.

                 Detailed information related to the compensation of the five executive officers is shown in the compensation tables above.

                    Personnel and Compensation Committee Members:

                             Robert E. McEntee, Chairman
                          Robert I. Marcalus, Vice Chairman
                                  Austin C. Drukker
                                     Gerald Korde
                                   Robert Rachesky


                                  PERFORMANCE GRAPH

                The following graph compares the cumulative total return on a hypothetical $100 investment made on January 1, 1991 in: (a) the Corporation's common stock: (b) the Standard and Poor's ("S&P") 500 Stock Index: and (c) Keefe, Bruyette & Woods (KBW) Eastern Region Index of banking organizations. The graph is calculated assuming that all dividends are reinvested during the relevant periods. The graph shows how a $100 investment would increase or decrease in value over time, based on dividends (stock or cash) and increases or decreases in the market price of the stock and each of the indexes.

                --GRAPHICAL REPRESENTATION OF DATA TABLE BELOW--

----------------------------------------------------------------------------
                           1/91    12/91    12/92    12/93    12/94    12/95
----------------------------------------------------------------------------
Valley National Bancorp   100.0   148.91   277.20   287.09   374.05   378.51
----------------------------------------------------------------------------
KBW Eastern Region        100.0   109.37   155.55   162.73   143.13   251.26
----------------------------------------------------------------------------
S&P 500 Index             100.0   121.16   134.48   147.98   149.92   206.20
----------------------------------------------------------------------------

                      PERSONNEL AND COMPENSATION COMMITTEE
                         INTERLOCKS AND INSIDER PARTICIPATION

                All members of the Personnel and Compensation Committee have engaged in loan transactions with the Bank, except for Mr. Rachesky. Committee members include Messrs. McEntee (Chairman), Marcalus (Vice Chairman), Drukker, Korde and Rachesky. All such loans were made in the ordinary course of business of the Bank. No other relationships required to be reported under the rules promulgated by the SEC exist with respect to members of the Corporation's Personnel and Compensation Committee.

                         CERTAIN TRANSACTIONS WITH MANAGEMENT

                The Bank has made and, assuming continued compliance with generally applicable credit standards, expects to continue to make loans to its directors and executive officers and their associates. All of such loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.

          Recommendation and Vote Required on Proposal 1

                Directors will be elected by a plurality of the votes cast at the Annual Meeting, whether in person or by proxy. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINATED SLATE OF DIRECTORS INCLUDED IN PROPOSAL 1.


               PROPOSAL 2 -- AMENDMENT TO CERTIFICATE OF INCORPORATION
                        INCREASING THE NUMBER OF COMMON SHARES
                     AUTHORIZED TO BE ISSUED AND AUTHORIZING THE
                      ISSUANCE OF PREFERRED STOCK AND PERMITTING
                       THE BOARD OF DIRECTORS TO DETERMINE THE
                     RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS
                               OF SUCH PREFERRED STOCK


          General


                On January 16, 1996, the Board of Directors unanimously approved an amendment (the "Amendment") to Article V of the Corporation's Certificate of Incorporation (the
          "Certificate") to increase the authorized common stock of the Corporation to 75 million shares from the presently authorized 39,414,375 million shares.

                As of the record date for the Annual Meeting, 35,xxx,xxx shares of common stock were outstanding. Of the authorized but unissued shares of the Corporation's common stock, 1,847,030 shares of common stock were reserved for issuance under the Long-Term Stock Incentive Stock Plan.

                The purpose of the Amendment is to maximize the Corporation's ability to expand its capital base. The full text of the proposed Amendment is attached to this Proxy Statement as Exhibit A. The following description of the Amendment is qualified in its entirety by reference to Exhibit A.

          Purpose of The Proposal

                While the Corporation may consider effecting an equity offering of common stock in the future for the purposes of raising additional working capital or otherwise, the Corporation, as of the date hereof, has no agreements or understandings with any third party to effect any such offering and no assurances are given that any offering will in fact be effected. If the issuance of shares is deemed advisable by the Board, having the authority to issue the additional shares of common stock would avoid the time delay and expense of a special shareholders' meeting to authorize the issuance of common stock. No further action or authorization by the Corporation's shareholders would be necessary prior to issuance of such stock, except as may be required for a particular transaction by applicable law or regulation, including but not limited to the listing regulations of the New York Stock Exchange which may require approval under certain circumstances.

                One circumstance which could cause the Corporation to issue shares in the foreseeable future is the need for additional capital to support acquisitions of financial institutions. Since 1990, the Corporation and the Bank have been actively involved in acquiring financial institutions. In the past, many of the Corporation's acquisitions involved the issuance of shares of the Corporation's common stock to the shareholders of the acquired institution. Because the acquisition process is often fast-paced, complex and unpredictable, the Corporation cannot predict when and if stock issuance to target shareholders or for capital raising purposes will be deemed appropriate by management or will be required as a commitment in connection with a specific acquisition. However, the Corporation currently believes that if securities are issued to target shareholders, the Corporation would most likely use common stock.

                The additional shares of common stock to be authorized by the proposed Amendment will be identical to the shares of common stock now authorized and outstanding, and the Amendment will not affect the terms and rights of the holders of those shares.

          Possible Adverse Effects of The Proposal

                The issuance of further common stock would increase the number of shares of common stock outstanding, thereby diluting percentage ownership of existing shareholders. The issuance of more common stock also could possibly dilute book value per share and/or earnings per share.

          Possible Anti-Takeover Effects of the Proposal

                The Board of Directors is required by law to make any determination to issue shares of common stock based upon its judgment as to the best interests of the shareholders and the Corporation. Although the Board of Directors has no present intention of doing so, it could issue shares of common stock (within the limits imposed by applicable law) that could, depending on the terms of such issuance, make more difficult or discourage an attempt to obtain control of the Corporation by means of a merger, tender offer, proxy contest or other means. When in the judgment of the Board of Directors such action would be in the best interests of the shareholders and the Corporation, the issuance of shares of common stock could be used to create voting or other impediments or to discourage persons seeking to gain control of the Corporation, for example, by the sale of common stock to purchasers favorable to the Board of Directors. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares could also be used to dilute the stock ownership of a person or entity seeking to obtain control of the Corporation should the Board of Directors consider the action of such entity or person not to be in the best interests of the shareholders and the Corporation. Such issuance of common stock could also have the effect of diluting the earnings per share and book value per share of the common stock held by then existing holders of common stock.

          Recommendation and Vote Required for Adoption of Proposal 2

                In accordance with the New Jersey Business Corporation Act and the Corporation's Certificate, the affirmative vote of a majority of those shares of common stock voting on this proposal is required to adopt the Amendment. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2.

                            INDEPENDENT PUBLIC ACCOUNTANTS

                KPMG Peat Marwick LLP ("Peat Marwick"), independent public accountants, have audited the books and records of the Corporation since 1986. Selection of the Corporation's independent public accountants for the 1996 fiscal year will be made by the Board subsequent to the Annual Meeting.

                Peat Marwick has advised the Corporation that one or more of its representatives will be present at the Annual Meeting of shareholders to make a statement if they so desire and to respond to appropriate questions.

                                SHAREHOLDER PROPOSALS

                Proposals of shareholders which are eligible under the rules of the Securities and Exchange Commission to be included in the Corporation's 1997 proxy material must be received by the Secretary of the Corporation no later than November 1, 1996.


                                    OTHER MATTERS

                The Board of Directors is not aware of any other matters which may come before the annual meeting. However, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.

                Shareholders are urged to sign the enclosed proxy, which is solicited on behalf of the Board of Directors, and return it in the enclosed envelope.



                                      By Order of the Board of Directors


                                      Gerald H. Lipkin
                                      Chairman and Chief Executive Officer

          Wayne, New Jersey
          March __, 1996

                A copy of the Corporation's Annual Report on Form 10-K (except exhibits) filed with the Securities and Exchange Commission will he furnished to any shareholder on written request addressed to Alan Eskow, Senior Vice President, Valley National Bancorp, 1455 Valley Road, Wayne, New Jersey 07470.

                                      EXHIBIT A

          Amendment to Certificate

                The following would be added as Article V of the Corporation's Certificate of Incorporation.

                                      ARTICLE V

                                    CAPITAL STOCK

                The Corporation is authorized to issue 75,000,000 shares of common stock without nominal or par value.

          Deletions from Certificate

                Article V of the Certificate, which presently reads as set forth below, shall be deleted in its entirety.



                                      ARTICLE V

                                    CAPITAL STOCK

                The Corporation is authorized to issue 39,414,375 shares of common stock without nominal or par value.

                               VALLEY NATIONAL BANCORP

                                        PROXY

                        FOR THE ANNUAL MEETING OF SHAREHOLDERS

                                Tuesday, April 2, 1996

                    SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                The undersigned hereby appoints THOMAS P. INFUSINO, ROBERT
          E. McENTEE and RICHARD F. TICE and each of them, as Proxy, each with full power of substitution, to vote all of the stock of VALLEY NATIONAL BANCORP standing in the undersigned's name at the Annual Meeting of Shareholders of VALLEY NATIONAL BANCORP, to be held at the Radisson Hotel, 690 Route 46 East, Fairfield, NJ, on Tuesday, April 2, 1996 at 3:00 p.m., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

                This proxy will be voted as specified below. If no choice is specified, the proxy will be voted FOR the election of the 19nominees for director listed in the Proxy Statement and FOR the Amendment to the Corporation's Certificate of Incorporation.

                Shares, if any, held for your account by the trustee for the dividend reinvestment plan will be voted in the same manner as you vote the shares in your name individually.

                                  (see reverse side)

          1.    ELECTION OF 19 DIRECTORS

                /   /   FOR the nominees listed below (except as marked to
                        the contrary below):

                /   /   FOR ALL nominees except:
                        (Instructions: To withhold authority to vote for any individual nominee(s) write that nominee's name on the above line.)

                /   /   WITHHOLD AUTHORITY to vote for all nominees listed
                        below

          Andrew B. Abramson, Pamela Bronander, Joseph Coccia, Jr., Austin
          C. Drukker, Michael Francis, Willard L. Hedden, Thomas P. Infusino, Gerald Korde, Gerald H. Lipkin, Joleen Martin, Robert
          L. Marcalus, Robert E. McEntee, Sam P. Pinyuh, Robert Rachesky, Barnett Rukin, Peter Southway, Richard F. Tice, Leonard
          Vorcheimer, Joseph L. Vozza.

          2. APPROVAL OF AN AMENDMENT TO THE CORPORATION'S CERTIFICATE OF INCORPORATION INCREASING THE AUTHORIZED COMMON STOCK TO 75 MILLION SHARES

                /   /   FOR

                /   /   AGAINST

                /   /   ABSTAIN

          3. In their discretion, upon such other matters as may properly come before the meeting.

                    Dated: March    , 1996


                    ----------------------------
                    Signature


                    ----------------------------
                    Signature


                    (Please sign exactly as your name appears. When signing as an executor, administrator, guardian, trustee or attorney, please give your title as such. If signer is a corporation, please sign the full corporate name and then an authorized officer should sign his name and print his name and title below his signature. If the shares are held in joint name, all joint owners should sign.)








                        PLEASE DATE, SIGN AND RETURN PROMPTLY